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Exhibit 10.43


                                  (Translation)


TO:     Hirofumi SAEKI
        President and Director
        Shinko Electric, Co., Ltd. (the "Shinko")

                  RE: AMENDMENTS TO THE SHAREHOLDERS AGREEMENT

   For the purpose of enabling Asyst Technologies, Inc. ("US ASYST TECHNOLOGIES"), our parent company, to undertake consolidation with Asyst Shinko Inc., ("ASI") in respect of accounting treatment, we, Asyst Japan Inc. ("AJI") write to ask your assistance such that Shinko consents to amendment of Section
3.3 (c) and other parts of the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") entered into by and between Shinko and us as of May 24, 2002, which sets forth special resolution matters for the Board of Directors of ASI, as attached.

   Notwithstanding the amendments to the Shareholders Agreement mentioned above, for the purpose of conducting the business of ASI, we shall undertake a consultation with Shinko sufficient to address the matters set forth below prior to the resolution of the Board of Directors of ASI , and shall make efforts to cause the matters agreed during such consultation to be submitted as an agenda item of a meeting of the Board of Directors of ASI,;

   i) borrowing or incurring any indebtedness exceeding JPY 40 million, purchasing and/or disposing of any assets and investing in equipment and/or making any loan;

   ii) declaring interim dividends; and

   iii) establishment of subsidiaries of ASI.

   In addition, we hereby confirm and undertake that this request be submitted on our own responsibility, that we indemnify Shinko from any and all damages which may be directly caused by submission of this request and that, irrespective of whether ASI will undergo consolidation with US Asyst Technologies, no changes will occur as to our obligations (including our payment obligation in respect of the Share Purchase Price) under the Share Purchase Agreement entered into by and between Shinko and us as of May 24, 2002.

   Finally, we hereby confirm that the matters mentioned herein have also been approved by US Asyst Technologies, our parent company.

October 16th, 2002

                                    /s/ Josui Nashimoto
                                    -----------------------------------------
                                    Josui Nashimoto
                                    President and Representative Director
                                    Asyst Japan Inc.


October 16th, 2002

We hereby approve the amendments to the Shareholders Agreement pursuant to the content of the Annex, as attached hereto.

/s/ Hirofumi Saeki
-------------------------
Hirofumi Saeki
President and Director
Shinko Electric Co., Ltd.
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                                                                           Annex


                    Amendments to the Shareholders Agreement

1.   (Definitions)

     (a) Unless otherwise expressly provided in this Annex or otherwise required by the context of this Annex, any words defined in the Shareholders Agreement shall, in this Annex, have the same meanings as defined therein.

     (b) In the event of difference between the definition of any words in this Annex and in the Shareholders Agreement, the definition thereof in the Shareholders Agreement shall prevail.

     (c) This Annex shall form a part of the Shareholders Agreement to constitute one agreement together with the Shareholders Agreement, and any reference to the "Shareholders Agreement" or the "Agreement" in the Shareholders Agreement shall mean the Shareholders Agreement which has been amended according to the content of this Annex.

2.   (Agreements to the amendments)
     Shinko and AJI hereby agree that the Article 3.3(c) of the Shareholders Agreement is hereby wholly deleted and the following is inserted in its place:

3.3   BOARD QUORUM AND VOTING MAJORITIES

     (c)  Matters requiring Unanimous Approval

          Approval of the following matters needs, to the extent permitted under Applicable Laws, the presence of 5 or more Directors including at least 1 Shinko Director and 1 Asyst Director, respectively, at the relevant Board meeting, and also the unanimous approval of the Directors present at the said Board meeting. The Company shall not take any of the following actions without obtaining such approval. Both Parties shall arrange for the Company to observe such obligations.

          (i) commencement of such new business as is not closely related to the semiconductor and liquid crystal materials conveyance system business of ASI;
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          (ii)    borrowing or incurring any indebtedness, purchasing and/or disposing of any assets and investing in equipment and/or making any loan which are beyond the extent of ordinary business operation, except as approved in the Business Plan and Budget;

          (iii) establishing, changing and/or closing any branch office of the Company and other important establishments;

          (iv)    issuing additional Shares;

          (v) election or removal of Representative Directors or adoption of joint Representative Director system, in accordance with CLAUSE 3.2.

          (vi) approval concerning the transfer of Shares which are subject to restrictions on transfer, or the appointment of a person with the right of first refusal;

          (vii) issuance of share call options ("Shinkabu Yoyakuken" in Japanese);

          (viii) issuance of bonds with subscription rights ("Shinkabu Yoyakuken Tsuki Shasai" in Japanese);

          (ix) approval of business reports, balance sheets, profit and loss statements, and proposals relating to the disposition of profit/loss and annexed specifications thereof (including matters regarding reserves referred to under CLAUSE 6.2);

          (x)     crediting the Company's reserve funds to its stated capital;


          (xi) declaring interim dividends (excluding such cases as are implemented through the ordinary business process);

          (xii) approval of the establishment of subsidiaries of the Company (excluding such cases as are implemented through the ordinary business process);

          (xiii) approval of the execution of major contracts between the Company and any of the Shareholders and of any amendment thereto; and

          (xiv)   change to the accounting policies adopted by the Company.

3.   (Binding nature)

     Shinko and AJI hereby confirm that the amendments to the Shareholders Agreement according to the contents of this Annex shall be binding on and enforceable against Shinko and AJI, respectively.

4.   (Effective Date)

     Amendment to the Shareholders Agreement according to the contents of this Annex shall become effective retroactively on the effective date of the Shareholders Agreement.